UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2010

ALPHA PRO TECH, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	01-15725	63-1009183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Centurian Drive, Suite 112
Markham, Ontario		L3R 9R2
(Address of Principal Executive Offices)		(Zip Code)

(905) 479-0654
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On March 29, 2010, Alpha Pro Tech, Ltd. (the “Company”) issued a press release to announce a strategic change in the Company’s disposable protective apparel distribution strategy.  As set forth in the press release, VWR International, LLC (“VWR”) has historically been the Company’s largest distributor of disposable protective apparel.  From the early 1990s through March 26, 2010, the Company manufactured its Critical Cover® disposable protective apparel brand and associated trade name products exclusively for VWR.  Pursuant to a series of distribution contracts with VWR, the latest of which terminated on December 31, 2009, the Company granted VWR the exclusive right to sell and distribute Critical Cover® trade named products and the non-exclusive right to sell and distribute Alpha Pro Tech branded products, domestically and internationally, to VWR’s domestic and international clean room and industrial customers.  The Critical Cover® product line includes shoe and boot covers, lab coats, frocks and coveralls, as well as masks and eye shields.  While VWR received a corporate rebate on purchases from the Company pursuant to the distribution contracts, these contracts between the Company and VWR did not require VWR to purchase any minimum amount of products from the Company and did not otherwise assure the Company of any particular amount of sales.  Nevertheless, the relationship between the Company and VWR resulted in significant sales for the Company.  Sales to VWR represented 28.7%, 38.0% and 45.1% of the Company’s total sales in 2009, 2008 and 2007, respectively.

On or about March 18, 2010, the Company received confirmation that VWR had decided to launch its own, potentially competing, private label line of disposable protective apparel and to transition away from selling the Company’s products.  As a result of this decision, effective March 26, 2010, the Company is no longer supplying VWR with Critical Cover® proprietary shoe and boot apparel.  The Company is now making its Critical Cover® proprietary shoe and boot apparel available through a broader distribution network.  The Company anticipates that the balance of its Critical Cover® product line will be available through both this broader distribution network and VWR.

It is unclear what effect the Company’s changed relationship with VWR will have on the Company’s ability to sell its Critical Cover® product line, including its Critical Cover® disposable protective apparel.  This change in the Company’s relationship with VWR could adversely affect the Company’s ability to sell its Critical Cover® products, which could have a material adverse effect on the business and financial condition of the Company.

A copy of the Company’s March 29, 2010 press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit

99.1	Press release dated March 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: March 30, 2010	By:	/s/ Lloyd Hoffman
Lloyd Hoffman
Chief Financial Officer